EXHIBIT 99.1

AGREEMENT

The persons below hereby agree that the Schedule 13D to which this agreement is attached as an exhibit, as well as all future amendments to such Schedule 13D, shall be filed on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934.

Date: May 15, 2026

DIMENSION MANAGEMENT, L.P.

By: Dimension Management GP, LLC, its general partner

By: /s/ Adam Goulburn

Name: Adam Goulburn

Title: Member

DIMENSION CAPITAL II, L.P.

By: Dimension Capital II GP, LP, its general partner

By: /s/ Adam Goulburn

Name: Adam Goulburn

Title: Member

DIMENSION CAPITAL II GP, LLC

By: /s/ Adam Goulburn

Name: Adam Goulburn

Title: Member

DIMENSION MANAGEMENT GP, LLC

By: /s/ Adam Goulburn

Name: Adam Goulburn

Title: Member

/s/ Adam Goulburn
ADAM GOULBURN

/s/ Zavain Dar

ZAVAIN DAR

/s/ Nan Li

NAN LI